Exhibit 99.1

SONIC AUTOMOTIVE, INC. REPORTS SECOND QUARTER EARNINGS

CHARLOTTE, N.C. – July 26, 2005 – Sonic Automotive, Inc. (NYSE: SAH), a leader in automotive retailing, today reported that its 2005 second quarter income from continuing operations was $28.7 million, or $0.66 per diluted share, compared to $30.6 million, or $0.70 per diluted share, in the prior year period.

“We were very pleased with both our growth in revenue during the quarter and the overall strength of consumer spending. Sonic Automotive posted strong same store sales growth in every business segment. As expected, interest rate increases negatively impacted earnings despite lower inventory levels and we saw continued pressure on new vehicle margins. We continue to believe that the second half of 2005 will produce favorable year over year performance improvement,” said Chairman and Chief Executive Officer O. Bruton Smith.

Revenue increased $248 million to $2.1 billion or 13.7% above the prior year quarter. On a same store basis, revenue increased 8.6% from the same quarter last year.

“Our focus on operating process improvements continues to gain traction,” said President and Chief Operating Officer Jeffrey C. Rachor. “Positive same store sales growth in the first quarter followed by 8.6% growth in the second quarter indicates that progress was made. New vehicle inventory was well managed to a 45 days supply. We finalized a standard data structure and began conversion to a single dealer management system, which are fundamental to standardization. An additional indicator of progress is that associate turnover is significantly lower than at this time last year. These trends give us confidence in our long-term strategy.”

Mr. Rachor continued, “Consistent with our portfolio enrichment strategy, we completed the acquisition of Mercedes-Benz of Santa Monica, Ca. The store is one of the premier Mercedes-Benz dealerships in the country and should generate more than $160 million in annual revenue. Five dealerships were sold in the quarter and four others are pending.”

Debt-to-total capital, net of cash, at June 30, 2005 was 48.0%. While the ratio reflects the purchase price of the recently completed acquisition, the long-term goal continues to be 40%. At the end of the quarter, the company had $171 million available under its revolving credit facility. The company has $28 million in authorization available for future stock repurchases.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is one of the largest automotive retailers in the United States operating 186 franchises and 39 collision repair centers. Sonic can be reached on the Web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements pertaining to anticipated disposition activity, anticipated improvements in operating performance and anticipated revenue from recent acquisitions. There are many factors that affect management’s views about future events and trends of the company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in Exhibit 99.1 to the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005. The company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (unaudited)

(in thousands, except per share, unit data and percentage amounts)

	Three Months Ended		Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Revenues
Retail new vehicles	$1,176,434	$1,025,530	$2,153,454	$1,922,218
Fleet vehicles	93,134	82,008	175,792	152,452

Total new vehicles	1,269,568	1,107,538	2,329,246	2,074,670
Used vehicles	313,940	282,131	608,702	554,822
Wholesale vehicles	143,275	122,427	266,594	230,026

Total vehicles	1,726,783	1,512,096	3,204,542	2,859,518
Parts, service and collision repair	274,489	245,251	533,664	479,418
Finance, insurance and other	50,370	46,720	95,544	88,422

Total revenues	2,051,642	1,804,067	3,833,750	3,427,358
Total gross profit	308,499	279,159	588,459	535,124
SG&A expenses	236,952	210,400	461,931	413,481
Depreciation	4,268	4,036	8,264	7,527

Operating income	67,279	64,723	118,264	114,116
Interest expense, floor plan	10,100	6,269	18,815	11,906
Interest expense, other	11,321	10,362	22,451	19,942
Other income (expense)	13	(32)	30	(3)

Income from continuing operations before taxes	45,871	48,060	77,028	82,265
Income taxes	17,202	17,433	28,886	30,071

Income from continuing operations	28,669	30,627	48,142	52,194

Discontinued operations:
Loss from operations and the sale of discontinued franchises	(2,663)	(1,004)	(6,442)	(32)
Income tax benefit	998	369	2,416	16
Loss from discontinued operations	(1,665)	(635)	(4,026)	(16)

Net income	$27,004	$29,992	$44,116	$52,178

Diluted:
Weighted average common shares outstanding	45,421	45,333	45,440	45,354
Earnings per share from continuing operations	$0.66	$0.70	$1.11	$1.20
Loss per share from discontinued operations	$(0.04)	$(0.01)	$(0.09)	$0.00

Earnings per share	$0.62	$0.69	$1.02	$1.20

Gross Margin Data:
Retail new vehicles	7.6%	7.9%	7.5%	7.8%
Fleet vehicles	2.7%	2.8%	2.8%	2.9%
Total new vehicles	7.2%	7.5%	7.2%	7.4%
Used vehicles retail	10.4%	10.6%	10.6%	10.8%
Total vehicles retail	7.8%	8.1%	7.9%	8.1%
Parts, service and collision repair	48.8%	48.9%	48.7%	48.8%
Finance and insurance	100.0%	100.0%	100.0%	100.0%
Overall gross margin	15.0%	15.5%	15.3%	15.6%
SG&A Expenses:
Personnel	138,764	123,490	269,355	245,669
Advertising	16,908	15,634	32,037	28,485
Facility rent	22,730	19,009	44,709	37,621
Other	58,550	52,267	115,830	101,706

Total	236,952	210,400	461,931	413,481
Unit Data:
New retail units	37,944	34,184	69,635	64,208
Fleet units	4,269	3,782	7,918	6,863

Total new units	42,213	37,966	77,553	71,071
Used units	17,175	16,004	33,764	32,186

Total units retailed	59,388	53,970	111,317	103,257
Wholesale units	16,210	14,489	30,020	27,890
Average price per unit:
New retail vehicles	31,004	30,000	30,925	29,937
Fleet vehicles	21,816	21,684	22,202	22,214
Total new vehicles	30,075	29,172	30,034	29,192
Used vehicles	18,279	17,629	18,028	17,238
Wholesale vehicles	8,839	8,450	8,881	8,248
Other Data:
Net cash provided by (used in) operating activities	$14,472	$25,426	$(1,337)	$26,048
Floorplan assistance (continuing operations)	$10,535	$9,544	$19,113	$18,081
Same store revenue percentage changes:
New retail	9.1%		5.7%
Fleet	15.1%		16.4%
Total new	9.6%		6.5%
Used	6.1%		3.1%
Parts, service and collision repair	5.4%		3.3%
Finance, insurance and other	4.9%		4.3%
Total	8.6%		5.6%

Balance Sheets:

	6/30/2005	12/31/2004
ASSETS
Current Assets:
Cash	$8,278	$9,991
Receivables, net	371,640	357,403
Inventories	1,037,821	1,024,342
Assets held for sale	116,156	98,530
Other current assets	113,263	101,277

Total current assets	1,647,158	1,591,543
Property and Equipment, Net	140,438	134,490
Goodwill, Net	1,094,166	1,056,924
Other Intangibles, Net	89,336	84,777
Other Assets	39,206	33,877

TOTAL ASSETS	$3,010,304	$2,901,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable - floor plan	$962,395	$984,549
Trade accounts payable	86,400	88,616
Accrued interest	16,232	15,421
Other accrued liabilities	181,211	175,510
Liabilities held for sale	77,141	66,309
Current maturities of long-term debt	2,961	2,970

Total current liabilities	1,326,340	1,333,375
LONG-TERM DEBT	749,259	668,826
OTHER LONG-TERM LIABILITIES	27,367	28,888
DEFERRED INCOME TAXES	101,331	100,835
STOCKHOLDERS’ EQUITY
Class A common stock	401	397
Class B common stock	121	121
Paid-in capital	447,778	441,503
Retained earnings	504,703	470,663
Accumulated other comprehensive loss	(452)	(1,228)
Deferred compensation related to restricted stock	(3,248)	(3,408)
Treasury stock, at cost	(143,296)	(138,361)

Total stockholders’ equity	806,007	769,687

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,010,304	$2,901,611

Balance Sheet Data:
Current Ratio	1.24	1.19
Debt to Total Capital, Net of Cash	48.0%	46.2%
LTM Return on Stockholders’ Equity	10.1%	11.7%